Exhibit 99.1

40 Enterprise Boulevard

PO Box 9300

Bozeman, MT 59718-9300

406.522.4200 P

406.522.4227 F

FOR IMMEDIATE RELEASE

For Further Information, Contact:
Investor Relations:	Corporate Communications:
Todd Friedman or Stacie Bosinoff	Kathleen O’Boyle
The Blueshirt Group	RightNow Technologies
415.217.7722	406.556.3428 Office
todd@blueshirtgroup.com	415.407.8308 Cell
stacie@blueshirtgroup.com	Kathleen.oboyle@rightnow.com

RIGHTNOW TECHNOLOGIES REPORTS

PRELIMINARY 2006 FINANCIAL RESULTS

BOZEMAN, MONT. (January 4, 2007)— RightNow Technologies (NASDAQ:RNOW), today announced preliminary results for the quarter and year ended December 31, 2006.  Revenue for the fourth quarter is expected to be approximately $28 million and earnings are expected to be below the Company’s previous guidance of $(0.02) to $0.00 cents per share on a GAAP basis.  In the fourth quarter, bookings are expected to be approximately $41 million and cash from operations is expected to range from $4 to $5 million.  Comparing the preliminary results for the full year 2006 to 2005, bookings grew approximately 50% and cash from operations grew approximately 80%.  Results were primarily affected by the accelerating shift in the Company’s business mix from perpetual to recurring revenue agreements, including one large transaction that was originally anticipated as a perpetual license but closed as a recurring revenue transaction.

Greg Gianforte, founder and CEO said, “While we are disappointed that our fourth quarter revenue and earnings were below our guidance, bookings were strong for the fourth quarter and full year.  Looking forward, we are focused on the first quarter release of RightNow 8 and continuing to build on the business success we saw in 2006.”

RightNow will report final results and host a conference call on January 31, 2007.

About RightNow Technologies, Inc.

RightNow (NASDAQ: RNOW) delivers the high-impact technology solutions and services organizations need to cost-efficiently deliver a consistently superior customer experience across their frontline service, sales and marketing touch-points. More than 1,700 corporations and government agencies worldwide depend on RightNow to achieve their strategic objectives and better meet the needs of those they serve. RightNow is headquartered in Bozeman, Montana. For more information, please visit www.rightnow.com.

RightNow is a registered trademark of RightNow Technologies, Inc. NASDAQ is a registered trademark of the NASDAQ Global Market.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements.  These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, changes to our financial statements that arise from completion of the audit of our 2006 financial results, as well as risks associated with our business model; our ability to develop or acquire, and gain market acceptance for new products in a cost-effective and timely manner; the timing and success of the impending launch of our RightNow 8 product release; the gain or loss of key customers; our ability to successfully retain customers of Salesnet, Inc. and to integrate Salesnet’s products and processes following our recent acquisition of that company; competitive pressures; our ability to expand operations; fluctuations in our earnings as a result of the impact of stock-based compensation expense; interruptions or delays in our hosting operations; breaches of our security measures; our ability to protect our intellectual property from infringement, and to avoid infringing on the intellectual property rights of third parties; and our ability to expand, retain and motivate our employees and manage our growth.  Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q, and in other filings with the Securities and Exchange Commission.  The forward-looking statements in this release speak only as of the date they are made.  We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

FRNOW